Exhibit 99.1

Contact:	Harriss T. Currie
Vice President, Finance and Chief Financial Officer
512-219-8020
hcurrie@luminexcorp.com
LUMINEX CORPORATION COMPLETES A PORTION OF ITS PURCHASE PRICE ALLOCATION
AUSTIN, Texas (August 9, 2007) — Luminex Corporation (NASDAQ:LMNX) today announced in connection with its filing of quarterly report 10-Q, an allocation of a portion of its goodwill balance to intangible assets associated with the purchase price analysis related to the acquisition of Tm Bioscience completed on March 1, 2007.
As previously disclosed, Luminex recorded $65.4 million of goodwill related to the Tm Bioscience acquisition. The initial goodwill asset was subject to adjustment upon recording of final transaction related costs and allocation of the purchase price based on the Company’s final determination of the fair market value of the acquired operation’s assets and liabilities. Luminex has completed a portion of its valuation analysis, and, as a result, a portion of the goodwill balance has been allocated to the identified intangible assets and in-process research and development. Accordingly, financial statements for the second quarter and six months ended June 30, 2007, previously released on July 25, 2007, have been revised to reflect the purchase price adjustment and write off of in-process research and development.
This modification consists of a $23.3 million allocation from goodwill to intangible assets, with $859,000 of amortization associated with those assets taken in the period ended June 30, 2007, and an $8.0 million allocation from goodwill to in-process research and development, with the $8.0 million expensed in the period ended June 30, 2007. The identified intangible assets which constitute this modification have estimated useful lives of between one and 15 years and will result in approximately $850,000 per quarter of amortization expense on a go forward basis. The Company anticipates that the remaining purchase price analysis and allocation will be completed during the current third quarter period.
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LMNX Completes A Portion of Its Purchase Price Allocation

August 9, 2007
ABOUT LUMINEX CORPORATION
Luminex develops, manufactures and markets proprietary biological testing technologies with applications throughout the life sciences industry. The Company’s xMAP® system is an open-architecture, multi-analyte technology platform that delivers fast, accurate and cost-effective bioassay results to markets as diverse as pharmaceutical drug discovery, clinical diagnostics and biomedical research, including the genomics and proteomics research markets. The Company’s xMAP® technology is sold worldwide and is in use in leading research laboratories as well as major pharmaceutical, diagnostic and biotechnology companies. Further information on Luminex or xMAP® can be obtained on the Internet at http://www.luminexcorp.com.
Statements made in this release that express Luminex’s or management’s intentions, plans, beliefs, expectations or predictions of future events are forward-looking statements. The words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will,” “could,” “should” and similar expressions are intended to further identify such forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. It is important to note that the Company’s actual results or performance could differ materially from those anticipated or projected in such forward-looking statements. Factors that could cause Luminex’s actual results or performance to differ materially include risks and uncertainties relating to, among others, market demand and acceptance of Luminex’s products, the Company’s dependence on strategic partners for development, commercialization and distribution of products, concentration of the Company’s revenue in a limited number of strategic partners, fluctuations in quarterly results due to a lengthy and unpredictable sales cycle and bulk purchases of consumables, Luminex’s ability to scale manufacturing operations and manage operating expenses, gross margins and inventory levels, potential shortages of components, competition, the timing of regulatory approvals, the implementation, including any modification, of the Company’s strategic operating plans, risks and uncertainties associated with implementing our acquisition strategy and the ability to integrate acquired companies, including Tm Bioscience Corporation, or selected assets into our consolidated business operations, including the ability to recognize the benefits of our acquisitions, as well as the risks discussed under the heading “Risk Factors” in Luminex’s Reports on Forms 10-K and 10-Q, as filed with the Securities and Exchange Commission. The forward-looking statements contained herein represent the judgment of Luminex as of the date of this press release, and Luminex expressly disclaims any intent, obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in Luminex’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.
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LMNX Completes A Portion of Its Purchase Price Allocation

August 9, 2007
LUMINEX CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30,	December 31,
	2007	2006
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$11,836	$27,414
Short-term investments	3,314	10,956
Accounts receivable, net	11,614	8,237
Inventory, net	7,100	4,571
Other	1,874	1,917

Total current assets	35,738	53,095
Property and equipment, net	10,189	4,985
Intangible assets, net	24,583	—
Long-term investments	5,311	7,346
Goodwill	34,132	—
Other	1,705	1,270

Total assets	$111,658	$66,696

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,687	$3,255
Accrued liabilities	8,219	2,905
Deferred revenue and other	3,073	2,756

Total current liabilities	14,979	8,916
Long-term debt	3,825	—
Deferred revenue and other	3,814	3,621

Total liabilities	22,618	12,537

Stockholders’ equity:
Common stock	35	32
Additional paid-in capital	186,059	139,116
Accumulated other comprehensive gain	(80)	65
Accumulated deficit	(96,974)	(85,054)

Total stockholders’ equity	89,040	54,159

Total liabilities and stockholders’ equity	$111,658	$66,696

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LMNX Completes A Portion of Its Purchase Price Allocation

August 9, 2007
LUMINEX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
	(unaudited)		(unaudited)
Revenue	$17,548	$13,268	$34,155	$26,265
Cost of revenue	7,211	5,608	13,388	10,346

Gross profit	10,337	7,660	20,767	15,919
Operating expenses:
Research and development	3,865	1,790	6,571	3,987
Selling, general and administrative	10,716	6,137	18,812	12,086
In-process research and development expense	8,000	—	8,000	—

Total operating expenses	22,581	7,927	33,383	16,073

Loss from operations	(12,244)	(267)	(12,616)	(154)
Interest expense from long-term debt	(334)	—	(419)	—
Other income, net	421	551	1,028	967
Income taxes	101	(13)	87	(16)

Net income (loss)	$(12,056)	$271	$(11,920)	$797

Net income (loss) per share, basic	$(0.34)	$0.01	$(0.36)	$0.03

Shares used in computing net income (loss) per share, basic	35,006	31,386	33,504	31,288
Net income (loss) per share, diluted	$(0.34)	$0.01	$(0.36)	$0.02

Shares used in computing net income (loss) per share, diluted	35,006	32,876	33,504	32,606
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LMNX Completes A Portion of Its Purchase Price Allocation

August 9, 2007
LUMINEX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
	(unaudited)		(unaudited)
Operating activities:
Net income (loss)	$(12,056)	$271	$(11,920)	$797
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	1,837	384	2,377	748
In-process research and development expense	8,000	—	8,000	—
Stock-based compensation and other	1,593	1,259	3,100	2,424
(Gain) loss on disposal of assets	34	(2)	88	25
Other	4	(7)	4	(9)
Changes in operating assets and liabilities:
Accounts receivable, net	(580)	(3,136)	(1,657)	(1,476)
Inventory, net	(689)	460	(721)	138
Prepaids and other	(460)	(399)	(120)	29
Accounts payable	(2,263)	(254)	(3,817)	(1,506)
Accrued liabilities	772	335	(2,353)	(835)
Deferred revenue	(217)	5	143	(225)

Net cash provided by (used in) operating activities	(4,025)	(1,084)	(6,876)	110

Investing activities:
Net purchases of held-to-maturity investments	2,185	955	9,710	(1,045)
Purchase of property and equipment	(1,724)	(643)	(3,329)	(1,528)
Acquisition of business, net of cash acquired	(744)	—	(2,735)	—
Acquired technology rights	(265)	—	(265)	—
Proceeds from sale of assets	30	2	30	7

Net cash provided by (used in) investing activities	(518)	314	3,411	(2,566)

Financing activities:
Payments on debt	(117)	—	(12,345)	—
Proceeds from issuance of common stock	159	358	174	1,434
Other	7	—	7	—

Net cash provided by (used in) financing activities	49	358	(12,164)	1,434

Effect of foreign currency exchange rate on cash	135	16	51	22
Change in cash and cash equivalents	(4,359)	(396)	(15,578)	(1,000)
Cash and cash equivalents, beginning of period	16,195	24,602	27,414	25,206

Cash and cash equivalents, end of period	$11,836	$24,206	$11,836	$24,206

Supplemental disclosure of cashflow information:
Interest and penalties paid	$254	$—	$1,335	$—
Supplemental disclosure of non-cash effect of acquisitions:
Purchase price	$(744)	$—	$(47,745)	$—
Common stock issued	—	—	41,755	—
Conversion of Tm options and warrants	—	—	2,315	—
Cash acquired	—	—	940	—

Acquisition, net of cash acquired	$(744)	$—	$(2,735)	$—

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